                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Radyne ComStream Inc.;

We consent to the incorporation by reference in the registration statements of Radyne ComStream Inc. on Form S-8 (File No. 333-23159) filed as of March 12, 1997, Form S-8 (File No. 333-67469) filed as of November 18, 1998 and amended as of May 5, 1999. Form S-8 (File No. 333-90383) filed as of November 5, 1999, Form S-8 (File No. 333-41704) filed as of July 19, 2000, and Form S-8 (File No. 333-89316) filed as of May 29, 2002, of our report dated February 27, 2004, on the consolidated balance sheets of Radyne ComStream Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003, annual report on Form 10-K of Radyne ComStream Inc.

As discussed in Note 2 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" which changed the Company's method of accounting for goodwill and other intangible assets effective January 1, 2002.

/s/ KPMG LLP


Phoenix, Arizona
March 12, 2004